UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2016

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

87 Cambridgepark Drive

Cambridge, MA 02140

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 621-8097

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, the Board of Directors (the “Board”) of Dicerna Pharmaceuticals, Inc. (the “Company”) adopted the Dicerna Pharmaceuticals, Inc. 2016 Inducement Plan (the “Plan”) to reserve 250,000 shares of its common stock to be used exclusively for grants of awards to individuals that were not previously employees or directors of the Company, as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. In accordance with NASDAQ Listing Rule 5635(c)(4), the Company did not seek approval of the Plan by its stockholders, and the terms and conditions of the Plan are substantially similar to the Company’s 2014 Performance Incentive Plan. The Board also approved the Form of Dicerna Pharmaceuticals, Inc. Non-Qualified Inducement Stock Option Agreement (the “Form of Grant”). Only “non-qualified” stock options under the Internal Revenue Code of 1986 may be awarded under the Inducement Plan.

The foregoing description of the Plan and Form of Grant are qualified in their entirety by the terms of the Plan and Form of Grant, attached to this report as Exhibits 4.1 and 4.2, respectively, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

4.1	Dicerna Pharmaceuticals, Inc. 2016 Inducement Plan.

4.2	Form of Dicerna Pharmaceuticals, Inc. Non-Qualified Inducement Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2016	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ John B. Green
John B. Green
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Dicerna Pharmaceuticals, Inc. 2016 Inducement Plan.

4.2	Form of Dicerna Pharmaceuticals, Inc. Non-Qualified Inducement Stock Option Agreement.